Exhibit 10.18


                              THE FIRST YEARS INC.

                           CHANGE OF CONTROL AGREEMENT

      THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is made as of the 21st day of January, 2004, between The First Years Inc., a Massachusetts corporation (the "Company"), and Barrett C. Boehme ("Executive").

      WHEREAS, the Executive and the Company are parties to an Employee Agreement dated January 12, 2003 (the "Employee Agreement");

      WHEREAS, the Company believes that, in the event of a situation that could result in a change in ownership or control of the Company, continuity of management will be essential to its ability to evaluate and respond to such a situation in the best interests of its stockholders;

      WHEREAS, the Company understands that any such situation will present significant concerns for the Executive with respect to his financial and job security; and

      WHEREAS, to assure themselves of the Executive's services during the period in which they are confronting such a situation, and to provide the Executive certain financial assurances to enable the Executive to perform the responsibilities of his position without undue distraction and to exercise his judgment without bias due to his personal circumstances, the Company and the Executive have agreed to enter into this Agreement to provide the Executive with certain rights and obligations upon the occurrence of a Change of Control (as such term is defined herein).

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions.

      (a) "Accrued Obligations" shall mean any vested amounts or benefits owing to the Executive under any applicable employee benefit plans and programs of the Company, including any compensation previously deferred by the Executive (together with any accrued earnings thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company.

      (b) "Cause" shall mean (i) the Executive's gross, willful, and deliberate failure to perform a substantial portion of his duties for reasons other than a disability, which failure continues for more than sixty (60) days after the Company gives the Executive written notice, setting forth in reasonable detail the nature of such failure, or (ii) conviction of a felony by a court of competent jurisdiction which is upheld upon appeal to a higher court, or upon the lapse of an appeal period if no appeal is taken from such conviction.

      (c) "Change of Control" shall be deemed to have occurred if:

            (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such

      Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest), whose appointment or election by the Board was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii) there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

            (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such date. For purposes of this definition, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
      (A) the Company or any of its subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its "affiliates" within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


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

      (d) "Date of Termination" shall mean the date on which the Executive's employment actually terminates.

      (e) "Good Reason" shall mean the occurrence without the Executive's written consent of any of the following events that has not been fully cured within thirty (30) days after written notice thereof has been given by the Executive to the Company:

            (i) Any significant diminution of the Executive's position, duties, responsibilities, power, title or office as in effect immediately prior to a Change of Control;

            (ii) Any reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time during the Executive's employment with the Company;

            (iii) The failure of the Company to continue in effect any material annual incentive compensation or bonus plan in which the Executive participates immediately prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change of Control, or the failure by the Company to award cash bonuses to its executives in amounts substantially consistent with past practices in light of the Company's financial performance;

            (iv) The failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's retirement, pension, 401-k, profit sharing plans or group life insurance, medical, dental, hospitalization, or disability plans in which the Executive was participating at the time of the Change of Control, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits; or

            (v) Any requirement by the Company or of any person in control of the Company that the location at which the Executive performs his principal duties for the Company be changed to a new location outside a radius of fifty (50) miles from the Company's current headquarters in Avon, Massachusetts.

2. Benefits upon a Change of Control. The provisions of this Section 2 set forth certain terms of an agreement reached between the Executive and the Company regarding the Executive's rights and obligations upon the occurrence of a Change of Control of the Company. These provisions are intended to assure and encourage in advance the Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. Upon a termination of the Executive's employment within twenty-four
(24) months after a Change of Control, the provisions of this Section 2 shall apply in lieu of, and expressly supersede, any provisions set forth in the Employee Agreement regarding (x) severance pay upon a termination of employment, and/or (y) noncompetition and/or


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

nonsolicitation obligations upon a termination of employment. The parties hereto agree that the Employee Agreement shall be deemed to have been amended to the extent necessary to implement the foregoing.

      (a) Termination Without Cause or for Good Reason.

            (i) If within twenty-four (24) months after the occurrence of a Change of Control, the Executive's employment is terminated by the Company without Cause or the Executive terminates his employment for Good Reason, then, subject to the Executive signing a general release of claims in a form and manner satisfactory to the Company, the Company shall pay Executive a lump sum in cash in an amount equal to one and a half (1 1/2) times the sum of (A) an amount equal to the higher of (1) the Executive's annual base salary for the fiscal year in which a Change of Control occurs, or (2) the Executive's annual base salary for the fiscal year in which the Date of Termination occurs plus (B) an amount equal to the higher of (x) the Executive's target annual bonus under the Company's Annual Incentive Plan for the fiscal year in which a Change of Control occurs, or (y) the Executive's target annual bonus under the Company's Annual Incentive Plan for the fiscal year in which the Date of Termination occurs (the payment described in the preceding sentence is hereinafter referred to as the "Severance Payment").

            (ii) The Executive shall also be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted.

            (iii) After the Date of Termination, the Company shall pay health and dental insurance premiums as may be necessary to allow the Executive and the Executive's spouse and dependents to continue to receive health and dental insurance coverage substantially similar to the coverage they received prior to the Date of Termination until the earlier of (A) the first anniversary of the Date of Termination or (B) the date on which the Executive becomes eligible to receive comparable benefits under a similar plan, policy or program of a subsequent employer.

            The Severance Payment shall be paid in cash in a single lump sum on the Date of Termination. In addition, the Company shall pay the Executive any Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

      (b) Tax Withholding. The Company shall withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (c) Additional Limitation. Notwithstanding any other provision of this Agreement to the contrary, if the Company or the Executive determines (on the basis of advice from the Company's independent public accountants) that part or all of the consideration, compensation, or benefits to be paid to the Executive under this Agreement or any other arrangement, plan or policy, constitutes a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the amounts constituting a "parachute payment" which would


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

otherwise be payable to or for the benefit of the Executive shall be reduced to the extent necessary so that the reduced payments do not constitute a "parachute payment".

      (d) Noncompetition and Nonsolicitation Provisions. Upon a Change of Control, the Executive shall not be subject to any post-termination noncompetition and/or nonsolicitation obligations set forth in the Employee Agreement.

3. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

      if to the Executive:

            At his home address as shown
            in the Company's personnel records;

      if to the Company:

            The First Years Inc.
            One Kiddie Drive
            Avon, Massachusetts 02322
            Attention: Board of Directors of The First Years Inc.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

4. Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment.

5. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws).


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

6. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                      [Remainder Intentionally Left Blank]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

                                                 THE FIRST YEARS INC.


                                                 By: /s/ RONALD J. SIDMAN
                                                     ---------------------------
                                                     Name: Ronald J. Sidman
                                                     Title President, CEO and
                                                           Chairman of the Board



                                                 EXECUTIVE


                                                 /s/ Barrett C. Boehme
                                                 -------------------------------
                                                 Barrett C. Boehme